Exhibit 99.1

Press Release	WTW appoints Paul Reilly as Non-Executive Chair of the Board

NEW YORK, March 3, 2025 – WTW (NASDAQ: WTW), a leading global advisory, broking and solutions company, today announced that its Board of Directors has appointed Paul Reilly to succeed Paul Thomas as Non-Executive Chair of the Board following WTW’s 2025 Annual General Meeting (AGM) to be held in May 2025.

Thomas has notified the Board that he intends to retire from the Board and will not stand for re-election at the 2025 AGM. Thomas has served as the Non-Executive Chair of the WTW Board since the conclusion of the 2022 AGM. Prior to the merger between Towers Watson and Willis Group Holdings in 2016, he served on the Towers Watson board of directors, where he was a member of the Audit Committee and the Risk Committee.

“Paul Thomas has been an invaluable leader and mentor during his tenure as Non-Executive Chair,” said Carl Hess, WTW’s chief executive officer (CEO). “His deep expertise and unwavering commitment have been instrumental in guiding WTW through significant transformations, milestones and challenges. We are profoundly grateful for his many contributions and the lasting impact he has had on our company.”

Reilly has served on the WTW Board since October 1, 2022, and is a member of the Corporate Governance and Nominating Committee and the Human Capital and Compensation Committee. He is currently the Executive Chair of Raymond James Financial, a multi-national independent investment bank and financial services company, having served as CEO from 2010 until recently in 2025. Reilly was also previously Executive Chairman of Korn/Ferry International and CEO at KPMG International.

“We are thrilled to welcome Paul Reilly to this critical role,” said Hess. “His extensive experience in global financial and professional services and his proven leadership will be immensely beneficial as we deliver on our strategy to accelerate performance, enhance efficiency and optimize our portfolio. We are excited to work with him in this future capacity and are confident that his vision and expertise will further strengthen our Board and our company.”

“I am deeply honored to be named the future Non-Executive Chair of the WTW Board,” said Reilly. “WTW is a company with a rich history and a bright future, and I am eager to further contribute to its continued success. I look forward to working with Carl, the Board and the entire WTW team to build on the strong foundation laid by Paul Thomas and to drive the company towards new heights of performance, excellence and innovation.”

About WTW
At WTW (NASDAQ: WTW), we provide data-driven, insight-led solutions in the areas of people, risk and capital. Leveraging the global view and local expertise of our colleagues serving 140 countries and markets, we help organizations sharpen their strategy, enhance organizational resilience, motivate their workforce and maximize performance. Working shoulder to shoulder with our clients, we uncover opportunities for sustainable success—and provide perspective that moves you.
Learn more at wtwco.com.

Press	Media contact
Release	Miles Russell
miles.russell@wtwco.com

Investor Relations contact
Claudia De La Hoz
claudia.delahoz@wtwco.com

Forward-Looking Statements
This document contains ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. You can identify these statements and other forward-looking statements by words such as ‘may’, ‘will’, ‘would’, ‘commit’, ‘anticipate’, ‘believe’, ‘estimate’, ‘expect’, ‘intend’, ‘plan’, ‘future’, or similar words, expressions or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to, future leadership of our board of directors, strategic plans and the future of our business, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

There are important risks, uncertainties, events and factors that could cause our actual results or performance to differ materially from those in the forward-looking statements contained in this document, including, but not limited to those described under “Risk Factors” in the Company’s most recent 10-K filing and subsequent filings filed with the SEC. The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved. Our forward-looking statements speak only as of the date made, and we will not update these forward-looking statements unless the securities laws require us to do so. With regard to these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.